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                      NON-INCENTIVE STOCK OPTION AGREEMENT

                            (STOCK OPTION AGREEMENT)

NON-INCENTIVE STOCK OPTION AGREEMENT as of November 26, 1999, by and between eContent Inc., a Delaware corporation with its principal office located at 105 South Narcissus Avenue Suite 701, West Palm Beach, Florida (the "Company") and Robert Marty (the "Optionee").

                             ***********************

The Company has determined to grant to the Optionee an option to purchase shares of the Company's Common Stock in connection with services performed by Optionee as a consultant to the Company. The options that are granted under this agreement are exercisable only at the Optionee's discretion, or at the discretion of Optionee's legal representative, in the case of death or disability.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, pursuant to the Agreement, hereby grants the Optionee the option to acquire shares of the common stock of the Company upon the following terms and conditions:

1.       Grant of Option

(a) The Company hereby grants to the Optionee, pursuant to the Agreement, the right and option (the "Option") to purchase up to 500,000 fully paid and non-assessable shares of Common Stock par value $.08 per share of the Company (the "Shares"), to be issued upon the exercise hereof. The Option to purchase the Shares may be exercised at any time during the term hereof.

         (b) The Option may be exercised during the period commencing on the date hereof and, unless sooner terminated as provided herein, expiring and terminating at the tenth anniversary hereof, at which time the Optionee shall have no further right to purchase any Shares not then purchased. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirement of this Agreement.

         (c) It is not intended that these Options qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

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2. Exercise Price

The exercise price of the Option (the "Exercise Price") shall be $.20 per Share, and shall be payable by certified or bank check payable to the-order of the Company in full at the time of the exercise. Notwithstanding the foregoing, in lieu of payment in full in such manner, Optionee shall be entitled to pay for the Shares by payment to the Corporation by certified or bank check of a sum equal to at least the par value of the Shares from the first proceeds of a sale of any portion of the shares, with the remainder of the purchase price satisfied by the issuance of a promissory note or notes, substantially in conformity of Exhibit A to the employment agreement.

3.Exercise of Option

The Optionee may exercise this option to purchase shares vested by providing notice to the Company by registered or certified mail, return receipt requested, addressed to its principal office, signed by Optionee, indicating the number of vested Shares which he desires to purchase under the Option. The notice shall be accompanied by payment of the Option Price therefore as specified in Paragraph 2 above and any required written representation as pursuant to Paragraph 7(a) below. As soon as practicable after the receipt of such notice of exercise, the Company shall issue to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee hereunder.

4. Limitations on Right to Exercise

In the event that the services of the Optionee shall be terminated (otherwise than by reason of death), such Option shall be exercisable (to the extent that such Option was vested at the time of termination of service) for a period of three months after such termination, except that the Option shall not be exercisable after termination of the Optionee's services for reason of his dishonesty or wrongful conduct or voluntary termination to avoid termination for such causes.

5. Death of Optionee

In the event of the death of the Optionee, any unexercised portion of his Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) for a period of six months after his death or upon the expiration of the Option, whichever shall occur first, but, in any event, not more than ten years after the date on which such Option shall have been granted and shall be exercisable only by his personal representative or such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

                                Restricted Legend

The shares represented by the Certificate have not been registered under the Securities Act of 1933 (the"Act") and are "restricted securities" as the term is defined in Rule 144 under the "Act". The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.


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6. Adjustments Upon Changes in Capitalization

(a) In the event of changes in the outstanding shares of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Agreement, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder, at the exercise price of such option specified hereunder, and the maximum number of shares as to which Options may be granted to an Optionee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Company, in any successor thereto or in the cash, assets or other securities into which the shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Agreement to "Shares" from and after the occurrence of such event shall be deemed for exercise of Options granted pursuant hereto.

(b) Any adjustment in the number of Shares shall, apply proportionately to only the then unexercised portion of the Option. If fractional Shares would result from any such adjustment, the adjustment shall be revised to the next higher number.

7. Registration Rights

The Company shall grant to the Optionee "piggy back" registration to include the shares of Common Stock issuable upon exercise of the Options in any registration statement filed by the Company under the Securities Act of 1933, as amended. Optionee agrees that its right to register its shares hereunder may be limited by any underwriter(s) of the Company's securities in a registered offering, if such underwriter(s) reasonably believes that the inclusion of the shares will have an adverse affect on the market for the Company's securities in such offering, in which case, the amount of Optionee's shares to be registered may be reduced by such underwriter(s) in their reasonable discretion. In addition the Company will give its best efforts to file a registration statement on form S-8 or other appropriate form within three to five days of the signing of this agreement. The Company hereby undertakes to take all actions necessary to maintain current and effective any registration statement filed by the Company with respect to the shares so as to enable the Optionee to freely sell, absent of restriction, any or all of the shares as defined in Rule 144 under the Securities Act of 1933


8. No Rights as Shareholder

The Optionee shall have no rights as a shareholder in respect of the Shares as to which the Option shall not have been exercised and payment made as herein provided.

9. No Obligation Relating to Engagement of Optionee

Nothing herein shall obligate the Company or any subsidiary to engage the Optionee, nor shall this Agreement constitute a contract or an agreement of consultants or for services, for confer upon the Optionee any right to continue to render services to the Company or any subsidiary or interfere

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in any way with the right of the Company or any subsidiary to terminate the services of the Optionee at any time without liability to the Company or the subsidiary, except as may be set forth in any separate consulting agreement between the Optionee and the Company.

10. Taxes

The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under the Agreement. The Company may further require notification from the Optionee upon any disposition of shares acquired pursuant to the exercise of options granted hereunder.

11. Binding-Effect

Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        eContent Inc.


                                        By:
                                            ------------------------------------
                                            John P. Sgarlat
                                            Chairman of the Board &
                                            Chief Executive Officer


                                        By:
                                            ------------------------------------
                                            Robert Marty